Exhibit 99.1

PIVOTAL ACQUISITION CORP. TO MERGE WITH KLDISCOVERY

IN A TRANSACTION THAT RESULTS IN A PUBLIC COMPANY VALUED AT $800 MILLION

•	KLDiscovery, a leading electronic discovery and data recovery services provider, will become a publicly listed company as a result of the transaction

•

With approximately 54% annually recurring revenue, KLD provides cloud-based services and industry leading technology for a client base that includes 65% of Fortune 500 companies and 95% of America’s top 100 law firms

•	KLD projects approximately $310 million in revenue and 36% growth in adjusted EBITDA to $75 million for the fiscal year ending 12/31/19

•	KLD majority shareholders The Carlyle Group and Revolution Growth will retain and roll over their shares, which will be subject to a lockup period alongside Pivotal Founders

TYSONS CORNER, VA AND NEW YORK – May 20, 2019 – Pivotal Acquisition Corp. (NYSE: PVT) (“Pivotal”), a public investment vehicle, and KLDiscovery (“KLD” or the “Company”), a global provider of electronic discovery and information governance services to Fortune 500 companies and top law firms, today announced that they have entered into a definitive agreement in which KLD and Pivotal will merge. As a result of the transaction, valued at approximately $800 million in enterprise value, KLD will become a publicly listed company.

KLD provides software and services that help protect corporations from a range of information governance, compliance and data issues. Its electronic discovery tools and products, including information governance, forensic collections, secure on-line hosting and advanced analytics—all available through its proprietary private cloud based solution called Nebula—can be deployed on the cloud, on premise, or behind a client’s firewall. It is one of only a few providers that can service complex cross-border matters in a manner compliant with data privacy laws.

KLD’s management team, led by CEO Chris Weiler and CFO Dawn Wilson, will continue to run KLD after the transaction. Dan Akerson, former CEO of General Motors, will serve as Chairman of Pivotal’s Board of Directors (the “Board”). Pivotal Chairman and CEO Jonathan Ledecky will remain on the Board and serve as Vice Chairman. Kevin Griffin, President and CEO of private investment firm MGG Investment Group and a director of Pivotal, will also remain on the Board post-transaction.

“We are excited to combine Pivotal with KLD and have admired the success and leadership position that CEO Chris Weiler and his team have achieved,” said Jon Ledecky, Chairman and CEO of Pivotal. “Our principals have enjoyed strong and long-standing relationships with both The Carlyle Group and Revolution Growth and look forward to their partnership in this transaction as we seek to assist KLD in its organic and acquisition growth strategies.”

“We are excited to be merging with Pivotal and gain access to their resources and expertise, which will help us in the next evolution of our company,” said KLD President and CEO Chris Weiler, who brings over 30 years of experience serving clients across the electronic discovery space. “Pivotal’s capital and public stock currency enables us to have an optimized balance sheet and the ability to capitalize on the consolidation of a fragmented industry valued at $21 billion in annual revenue by IDC1. In partnership with Pivotal, we have the opportunity to combine our organic growth platform with our ongoing competency in completing strategic acquisitions of scale, as well as smaller, highly accretive ‘tuck-in’ transactions.”

“Pivotal’s ability to provide KLD with a new capital structure following the merger will enable the Company to have lower leverage and interest expense, which will greatly increase cash flow and financial flexibility,” said Will Darman, Managing Director with the U.S. Growth Capital and the U.S. Equity Opportunity funds at The Carlyle Group. “We believe that the incremental cash flow will be instrumental in driving ongoing growth and creating value for the Company’s shareholders.”

Founded in 2005, KLD has become one of the leading global providers of electronic discovery and data recovery services. The Company maintains more than 40 offices in 20 countries and has a greater than 95% annual customer retention rate. Its award-winning customer service is ranked second out of 100 vendors to the legal community in aggregated surveys conducted by American Lawyer Magazine.

[1]	Radicati Group Report (March 2018)

Summary of Transaction

Under the terms of the proposed transaction, KLD will become a subsidiary of Pivotal. The shareholders and management of KLD are retaining 100% of their equity in the combined company. At closing, the current shareholders of KLD and current shareholders of Pivotal will hold approximately 56% and 44%, respectively, of the issued and outstanding shares of the combined company assuming no stockholders of Pivotal exercise their redemption rights.

At closing, the current shareholders of KLD will receive an aggregate of 34,800,000 shares of Pivotal common stock. They will also have the right to receive up to 2,200,000 shares of Pivotal common stock if the reported closing sale price of Pivotal’s common stock exceeds $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations or other similar actions) for any 20 consecutive trading days during the five-year period following the closing of the transaction.

The Boards of Directors of both Pivotal and KLD have unanimously approved the proposed transaction. Completion of the transaction, which is expected in the third quarter of 2019, is subject to approval by Pivotal stockholders and other customary closing conditions. Additionally, at closing, Pivotal is required to have at least $175,000,000 available to it from any financing source, including from its trust account created in connection with its initial public offering and up to $50 million that may come from the forward purchase contract entered into by Pivotal in connection with its IPO, after payment to holders of Pivotal Class A common stock that seek redemption in connection with the transactions and net of certain other expenses.

For additional information on the transaction, see Pivotal’s website at www.pivotalac.com and Pivotal’s Current Report on Form 8-K, which will be filed promptly and which can be obtained on the Securities and Exchange Commission’s website (http://www.sec.gov).

Cantor Fitzgerald and BTIG, LLC acted as capital markets and financial advisors to Pivotal. Graubard Miller acted as legal advisor to Pivotal and Latham & Watkins LLP acted as legal advisor to KLD.

Additional Information and Where to Find It

Pivotal intends to file a proxy statement, prospectus and other relevant documents with the Securities and Exchange Commission (“SEC”) to be used at its meeting of stockholders to approve the proposed transaction with KLD. The proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF PIVOTAL ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about Pivotal and KLD once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Pivotal when and if available, can be obtained free of charge on Pivotal’s website at www.pivotalac.com or by directing a written request to Pivotal Acquisition Corp., c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Participants in the Solicitation

Pivotal and KLD and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Pivotal’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Pivotal’s directors and officers in Pivotal’s filings with the SEC, including Pivotal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pivotal’s stockholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Pivotal intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Conference Call Scheduled

Pivotal will host a conference call to discuss the proposed business combination with the investment community on Tuesday, May 21, 2019, at 11:00 AM EDT. Investors may listen to the conference call by dialing (844) 730-1968 toll-free in the U.S. or (614) 335-7546 internationally. Please use the conference identification 5359788. The presentation slides will be available at www.pivotalac.com. A replay will also be available two hours after the call. To access a replay of the conference call, investors can dial (800) 585-8367 toll-free in the U.S. or (404) 537-3406 internationally and provide the replay code 5359788.

About KLD

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with more than 40 offices across 20 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of its clients. KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte’s Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is an Orange-level Relativity Best in Service Partner, a Relativity Premium Hosting Partner and maintains ISO/IEC 27001 Certified data centers. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

About Pivotal Acquisition Corp.

Pivotal Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Pivotal’s securities are quoted on the New York Stock Exchange under the ticker symbols PVT, PVT WS and PVT.U. For more information, visit www.pivotalac.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Pivotal’s or KLD’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by Pivotal stockholders; the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; KLD’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLD’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLD’s solutions; the success of other competing technologies that may become available; KLD’s ability to identify and integrate acquisitions; the performance and security of KLD’s services; potential litigation involving Pivotal or KLD; and general economic and market conditions impacting demand for KLD’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither Pivotal nor KLD undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170